SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF

THE SECURITIES EXCHANGE ACT OF 1934

[X]	Filed by the Registrant

[X]	Definitive Proxy Statement

DISC, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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[ ]	Fee paid previously with preliminary materials:

[   ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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DISC, Inc.

372 Turquoise Street
Milpitas, CA 95035
(408) 934-7000

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held November 21, 2002

       The 2002 Annual Meeting of Shareholders of DISC, Inc., a California corporation (the “Company”), will be held at the Company’s principal executive offices located at 372 Turquoise Street, Milpitas, California on Thursday, November 21, 2002 beginning at 9:00 a.m. local time, for the following purposes:

1. To elect six (6) directors to serve until the next Annual Meeting of Shareholders or until their successors are elected and qualified.

2. To approve and ratify an amendment to the Company’s 2001 Stock Plan (the “2001 Plan”) to increase the number of shares of Common Stock issuable and reserved for issuance thereunder by 500,000 shares, bringing the total number of shares of Common Stock subject thereto to 1,280,700.

3. To ratify the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company for the fiscal year ending December 31, 2002.

4. To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

      The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

      Only shareholders of record at the close of business on October 16, 2002 are entitled to notice of and to vote at the meeting.

      All shareholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting you are urged to vote by marking, signing, dating and returning the enclosed proxy as promptly as possible in the postage prepaid envelope for that purpose. Any shareholder attending the meeting may vote in person even if he or she has returned a proxy.

By Order of the Board of Directors,

Robert W. Riland III
President and Chief Executive Officer

Milpitas, California

October 11, 2002

PROXY STATEMENT FOR 2002 ANNUAL MEETING OF SHAREHOLDERS OF DISC, Inc.
PROPOSAL ONE ELECTION OF DIRECTORS
PROPOSAL TWO
PROPOSAL THREE
REPORT OF THE AUDIT COMMITTEE
SHAREHOLDER PROPOSALS
OTHER MATTERS

PROXY STATEMENT

FOR 2002 ANNUAL MEETING OF SHAREHOLDERS
OF
DISC, Inc.

General

      This Proxy Statement and the accompanying Notice of Annual Meeting and Proxy Card are being furnished to the shareholders of DISC, Inc., a California corporation (the “Company”), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 2002 Annual Meeting of Shareholders of the Company (the “Annual Meeting”) to be held at the Company’s principal executive offices at 372 Turquoise Street, Milpitas, California 95035, on Thursday, November 21, 2002 at 9:00 A.M., local time, and any and all postponements or adjournments thereof. The purposes of the annual meeting are set forth in this Proxy Statement and the accompanying Notice of Annual Meeting of Shareholders. These proxy materials are being mailed on or about October 24, 2002 to all holders of the Company’s Common Stock and Series C through SS Preferred Stock (“Preferred Stock”) of record as of October 16, 2002.

Persons Making the Solicitation

      This solicitation is made by the Board of Directors of the Company on behalf of the Company. All expenses of the Company in connection with this solicitation will be borne by the Company. In addition to solicitation by mail, proxies may be solicited by directors, officers and other employees of the Company by telephone, telegraph, telefax or telex, in person or otherwise, without additional compensation. The Company will also request that brokerage firms, nominees, custodians and fiduciaries forward proxy materials to the beneficial owners of shares held of record by such persons and will reimburse such persons and the Company’s transfer agent for their reasonable out-of-pocket expenses in forwarding such material.

Voting at the Meeting

      Holders of record of the Company’s Common Stock and Preferred Stock at the close of business on October 16, 2002 are entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. As of that date, 4,814,847 shares of Common Stock and an aggregate of 5,930,846 shares of Preferred Stock were issued and outstanding. Each share of Common Stock has one vote. Pursuant to the Company’s Amended and Restated Articles of Incorporation, the Company’s outstanding shares of Preferred Stock vote together with the Common Stock on all matters except as required by law, and each share of Preferred Stock is entitled to a number of votes equal to the number of shares of Common Stock into which it is then convertible. As of October 16, 2002, the issued and outstanding shares of Preferred Stock were convertible into 20,463,908 shares of Common Stock.

      An automated system administered by the Company’s transfer agent will tabulate votes cast at the Annual Meeting. A majority of the shares entitled to vote, represented in person or by proxy, will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting for the purpose of determining whether a quorum is present, and each is tabulated separately. In determining whether a proposal has been approved, abstentions are counted as votes against a proposal and broker non-votes are not counted as votes for or against a proposal nor as votes present and voting on the proposal.

Security Ownership by Principal Shareholders and Management

      The following table sets forth certain information regarding the beneficial ownership of Common Stock and Preferred Stock of the Company as of October 1, 2002, as to (a) all directors and nominees for director, (b) the named executive officers identified in the Summary Compensation Table located at page 6, (c) all directors and executive officers as a group, and (d) each person known to the Company to be the beneficial owner of more than 5% of any class of the Company’s voting securities. Because the Company’s outstanding Preferred Stock votes together with and has the same rights to cumulative voting as the Common Stock, the number of shares held by each beneficial owner includes all shares of Common Stock and Preferred Stock on an as-if-converted basis, and “Percentage” represents the percentage of the total of the Company’s Common Stock and Preferred Stock, on an as-if-converted basis, issued and outstanding as of October 1, 2002, held by each such beneficial owner. Except as otherwise indicated, the Company believes, based on information furnished by such owners, that the beneficial owners of the Common Stock and Preferred Stock have sole investment and voting power with respect to such shares, subject to applicable community property laws.

	Shares Beneficially Owned

Name and Address	Number		Percentage

MK Global Ventures†	769,558	(1)	2.6%
MK Global Ventures II†	749,859	(2)	2.6%
MK GVD Fund†	24,764,422	(3)	84.1%
Michael D. Kaufman†	26,343,839	(4)(8)	89.3%
Robert W. Riland III‡	187,500	(5)	*
J. Richard Ellis‡	335,000	(6)	1.1%
Frank T. Connors‡	147,558	(7)	*
F. Rigdon Currie‡	60,000	(8)	*
Arch J. McGill‡	65,000	(9)	*
Michael A. McManus, Jr.‡	77,500	(9)	*
Henry Madrid‡	130,661	(10)	*
Robert Cellucci‡	72,708	(11)	*
Directors and Executive Officers as a group (eleven (11) persons)	27,646,316	(12)	90.6%

*	Less than 1%

†	The address of such beneficial owner is 2471 E. Bayshore Road, Palo Alto, CA 94303.

‡	The address of such beneficial owner is c/o DISC, Inc., 372 Turquoise Street, Milpitas, CA 95035.

(1)	MK Global Ventures beneficially owns 759,093 shares of Common Stock and 10,465 shares of Preferred Stock.

(2)	MK Global Ventures II beneficially owns 310,462 shares of Common Stock and 439,397 shares of Preferred Stock.

(3)	MK GVD Fund beneficially owns 595,049 shares of Common Stock and 20,014,046 shares of Preferred Stock. Beneficial ownership also includes warrants to purchase 4,155,327 shares of Common Stock.

(4)	Includes Common Stock, Preferred Stock and warrants beneficially owned by MK Global Ventures, MK Global Ventures II and MK GVD Fund, as separately described in notes (1), (2) and (3) above. Mr. Kaufman is the managing general partner of each of those funds.

(5)	Includes 137,500 shares of Common Stock issuable upon exercise of stock options exercisable on September 30, 2002 or within 60 days thereafter.

(6)	Includes 335,000 shares of Common Stock issuable upon exercise of stock options exercisable on September 30, 2002 or within 60 days thereafter.

(7)	Includes 90,000 shares of Common Stock issuable upon exercise of stock options exercisable on September 30, 2002 or within 60 days thereafter.

(8)	Includes 60,000 shares of Common Stock issuable upon exercise of stock options exercisable on September 30, 2002 or within 60 days thereafter.

(9)	Includes 65,000 shares of Common Stock issuable upon exercise of stock options exercisable on September 30, 2002 or within 60 days thereafter.

(10)	Includes 100,000 shares of Common Stock issuable upon exercise of stock options exercisable on September 30, 2002 or within 60 days thereafter.

(11)	Includes 72,708 shares of Common Stock issuable upon exercise of stock options exercisable on September 30, 2002 or within 60 days thereafter.

(12)	Includes 1,068,958 shares of Common Stock issuable upon exercise of stock options exercisable on September 30, 2002 or within 60 days thereafter.

Proxy/Voting Instruction Cards and Revocability of Proxy

      When the proxy in the enclosed form is returned properly executed, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions indicated on the Proxy Card by the shareholder or, if no instructions are indicated, will be voted “FOR” the slate of directors described herein, “FOR” the amendment to the 2001 Stock Plan, “FOR” the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company, and as to any other matter that may be properly brought before the Annual Meeting, in accordance with the judgment of the proxy holder. A proxy may be revoked by a shareholder prior to the voting at the Annual Meeting by written notice to the Secretary of the Company, by submission of another proxy bearing a later date or by voting in person at the Annual Meeting. Such notice or later proxy will not affect a vote on any matter taken prior to the receipt thereof by the Company. The mere presence at the Annual Meeting of the shareholder who has appointed a proxy will not revoke the prior appointment.

PROPOSAL ONE

ELECTION OF DIRECTORS

Nominees

      A board of six directors is to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for management’s six nominees named below, all of whom are presently directors of the Company. If any management nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. The Company is not aware of any nominee who will be unable or will decline to serve as a director. The term of office for each person elected as a director will continue until the next annual meeting of Shareholders or until his successor has been elected and qualified. Election of the six nominees to the Board of Directors will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock and Preferred Stock, voting together, present or represented at the Annual Meeting and entitled to vote.

      In accordance with California law, each shareholder voting in the election of directors may cumulate his or her votes and give any one nominee a number of votes equal to the number of directors to be elected multiplied by the number of shares that the shareholder is entitled to vote at the meeting or to distribute those votes on the same principle among as many candidates as the shareholder may elect, if (i) the name of the candidate for whom such votes are cast has been properly placed in nomination prior to the voting, and (ii) a shareholder has given notice at the meeting prior to voting of that shareholder’s intention to cumulate his or her votes. If any one shareholder has given such notice, all shareholders may cumulate their votes for candidates who have properly been placed in nomination. The candidates receiving the highest number of affirmative votes, up to the number of directors to be elected, shall be elected. Votes against any candidate and votes withheld shall have no legal effect.

      The Board of Directors is soliciting discretionary authority to cumulate votes represented by proxies and (unless authority to do so is withheld) to distribute the total of such votes among the nominees in such numbers as may be determined by the named proxies. In the event nominations are made in opposition to the nominees of the Board of Directors, it is the intention of the persons named in the enclosed proxy to cumulate votes represented by proxies for individual nominees in accordance with their best judgment in order to assure the election of as many of the management nominees to the Board of Directors as possible.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES LISTED BELOW.

      The names of the nominees and certain information about them are set forth below:

Name	Age	Positions Held

Robert W. Riland III	38	Chairman of the Board, President and Chief Executive Officer
Frank T. Connors	68	Director and Secretary
Michael D. Kaufman	61	Director
F. Rigdon Currie	72	Director
Arch J. McGill	70	Director
Michael A. McManus, Jr.	59	Director

      ROBERT W. RILAND III joined the Company as Vice President of Marketing in March 2000 and became Vice President of Sales and Marketing in July 2000. Mr. Riland became President and Chief Executive Officer in March 2002. Mr. Riland was appointed to the Board of Directors and named Chairman of the Board of Directors on September 17, 2002. From July 1997 to February 2000, Mr. Riland served as Vice President of Sales at Maxoptix Corporation, a manufacturer of high capacity magneto-optical drives and library systems.

      FRANK T. CONNORS has been our Secretary since May 1990, a member of our Board of Directors since June 1988 and was Chairman of the Board of Directors from June 1988 to August 1996 and was our Chief Executive Officer from May 1990 to December 1994. Mr. Connors is Chairman of the Board of Directors of STM Wireless, Inc., a manufacturer of satellite communication networks.

      MICHAEL D. KAUFMAN became a director of the Company in December 1988. Since October 1987, he has been the Managing General Partner of MK Global Ventures, MK Global Ventures II and MK GVD FUND of Palo Alto, California, venture capital firms specializing in early-stage and start-up financing of high technology companies. Mr. Kaufman also serves on the Boards of Directors of Concerto Software, Inc., a telecommunications company, Syntellect Inc., a telecommunications company, Asante Technologies Inc., a networking company and Human Pheromones Sciences, Inc., a company that develops and markets consumer products containing human pheromones.

      F. RIGDON CURRIE became a director of the Company in December 1988. From February 1988 until he retired in 1998, Mr. Currie was a Limited Partner of MK Global Ventures II and MK GVD FUND. Mr. Currie still has a financial interest in MK Global II and MK GVD Fund. Mr. Currie serves on the Board of Directors of QMS Inc., a manufacturer of monochrome and color laser printers and several private companies.

      ARCH J. McGILL became a director of the Company in August 1993. Since October 1985, he has been President of Chardonnay, Inc., a venture capital investment and executive business advisory services company. Mr. McGill serves on the Board of Directors of CIBER, Inc., a provider of system integration services.

      MICHAEL A. McMANUS, JR. became a director of the Company in August 1993. He is presently the President and Chief Executive Officer of Misonix, Inc., a medical device company. From November 1991 to March 1998, he was President and Chief Executive Officer of New York Bancorp, Inc., the holding company for Home Federal Savings Bank. Mr. McManus also serves on the Boards of Directors of National Wireless Holdings Inc., a communications company, Novavax, Inc., a biopharmaceutical company and the United States Olympic Committee.

Board Meetings and Committees

      The Board of Directors of the Company held a total of six meetings during 2001 with 100% attendance at each meeting. The Board of Directors has a Compensation Committee and an Audit Committee. The functions of the Compensation Committee include advising the Company on salaries and incentive compensation for employees of, and consultants to, the Company. The Compensation Committee, which consists of

Messrs. Connors, McManus and Currie, held one meeting during 2001 with 100% attendance. The Audit Committee is responsible for recommending to the Board of Directors the appointment of the Company’s outside auditors, examining the results of audits and reviewing internal accounting controls. The Audit Committee, which consists of Messrs. McManus, Connors and McGill, held two meetings during 2001, with 100% attendance.

Other Executive Officers

      HENRY MADRID, 45, a certified public accountant, joined the Company as Vice President of Finance and Chief Financial Officer in January 1990.

      ROBERT CELLUCCI, 60, joined the Company in February 1998 as the Vice President of Operations. Prior to joining the Company, from 1994 to August 1997, Mr. Cellucci served as the Vice President of Operations at Ion Systems, a manufacturer of static control equipment and systems, and from September 1997 to January 1998 served as Manufacturing and Materials consultant for Cyberdent, a dental equipment start-up.

      WILFRIED BECKMANN, 42, joined the Company as the Managing Director of DISC GmbH upon our acquisition of NSM Storage GmbH in July 2001. From 1993 to 1998 Mr. Beckmann was the Chief Financial Officer of NSM Storage and became the Managing Director of NSM Storage in 1999.

      HORST SCHELLONG, 52, joined the Company as the Vice President of Engineering of DISC GmbH upon our acquisition of NSM Storage GmbH in July 2001. In March 2002, he became Vice President of Engineering of world wide engineering operations. From 1995 to June 2001 Mr. Schellong was Vice President of Engineering of NSM Storage GmbH.

      There are no family relationships between any director, executive officer or person nominated or chosen by the Company to become a director or executive officer.

Executive Compensation

      The following Summary Compensation Table shows compensation paid by us for services rendered during fiscal years 2001, 2000 and 1999 to the person who was our Chief Executive Officer and the other executive officers of the Company who received salary and bonus compensation that exceeded $100,000 in fiscal year 2001 (the “named executive officers”).

Summary Compensation Table

			Long-Term Compensation

	Annual Compensation		Securities
			Underlying	All Other
Name and Principal Position	Year	Salary($)(1)	Options(2)	Compensation($)

Robert W. Riland III(4)	2001	196,000	—	1,000	(3)
President and Chief Executive Officer	2000	143,000	240,000	1,000	(3)
	1999	—	—	—
J. Richard Ellis(5)	2001	175,000	—	1,000	(3)
Former President and Chief Executive Officer	2000	173,000	200,000	1,000	(3)
	1999	165,000	—	1,000	(3)
Henry Madrid	2001	137,000	—	1,000	(3)
Vice President, Finance and	2000	126,000	100,000	1,000	(3)
Chief Financial Officer	1999	116,000	—	1,000	(3)
Robert Cellucci	2001	132,000	—	1,000	(3)
Vice President, Operations	2000	122,000	35,000	1,000	(3)
	1999	109,000	—	1,000	(3)
Brian Irvine(6)	2001	130,000	—	1,000	(3)
Vice President, Engineering	2000	120,000	35,000	1,000	(3)
	1999	114,000	—	1,000	(3)

(1)	No bonuses were paid during 2001, 2000 and 1999.

(2)	Options are awarded pursuant to the Company’s Stock Plan, which is administered by the Board of Directors. The Board of Directors determines the eligibility of employees and consultants, the number of shares to be granted and the terms of such grants.

(3)	The amounts shown represent life insurance premiums paid by the Company.

(4)	Mr. Riland became President and Chief Executive Officer in March 2002. Prior to March 2002, Mr. Riland served as Vice President, Sales and Marketing.

(5)	Mr. Ellis resigned as President and Chief Executive Officer in March 2002 and as a member of the Board of Directors in September 2002.

(6)	Mr. Irvine resigned from the Company in March 2002.

Option Grants in Last Fiscal Year

      No options were granted to any named executive officers during fiscal 2001.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

      The following table provides information on the value of options exercised in fiscal 2001 and the value of unexercised in-the-money options held by the named executive officers as of December 31, 2001.

			Number of Securities
			Underlying		Value of Unexercised
			Unexercised Options		In-the-Money Options
	Shares		at December 31, 2001		at December 31, 2001(1)
	Acquired on	Value
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Robert W. Riland III	—	—	65,000	175,000	$—	$—
J. Richard Ellis	—	—	255,729	169,271	84,000	9,000
Henry Madrid	—	—	71,875	78,125	18,000	2,000
Robert Cellucci	—	—	54,271	30,729	18,000	2,000
Brian Irvine	—	—	67,708	32,292	27,000	3,000

(1) Market value of underlying securities at year-end minus the exercise price of “in-the-money” options. The closing sale price for the Company’s Common Stock as of December 31, 2001 on the NASDAQ Small Cap Market System was $1.170.

Equity Compensation Plan Information

      The following chart gives aggregate information regarding grants under all of our equity compensation plans as of December 31, 2001.

Number of Securities
Remaining Available for
	Number of Securities		Future Issuance Under
	to be Issued Upon	Weighted-Average	Equity Compensation
	Exercise of	Exercise Price of	Plans (Excluding
	Outstanding Options,	Outstanding Options,	Securities Reflected in
Plan Category	Warrants and Rights	Warrants and Rights	1st Column)

Equity compensation plans approved by securityholders(1)	2,479,368	$2.03	704,730
Equity compensation plans not approved by securityholders	—	—	—

Total	2,479,368	$2.03	704,730

(1) Represents options granted under our (i) 1990 Stock Option Plan, which was approved by securityholders in 1991, (ii) 2001 Stock Option Plan, which was approved by securityholders in 2001 and (iii) Non-Employee Option Plan, which was approved by securityholders in 1995. The 1990 Stock Option Plan expired on October 21, 2001. The remaining options to purchase shares available for grant under the 1990 Stock Option Plan were transferred into the 2001 Stock Option Plan.

Compensation of Directors

      Pursuant to the Company’s 1995 Stock Option Plan for Non-Employee Directors, each non-employee director receives an initial grant of options to purchase 25,000 shares of the Company’s Common Stock upon commencement of service as a director. In addition to the initial grant of 25,000 options, each non-employee director is granted an option to purchase 5,000 shares of the Company’s Common Stock during each year of service as a director commencing with fiscal year 1995.

Compensation Committee Interlocks and Insider Participation

      Frank T. Connors, Michael A. McManus, Jr. and F. Rigdon Currie comprised the Board’s Compensation Committee during fiscal 2001. Mr. Connors has been Secretary of the Company since May 1990 and was Chief Executive Officer of the Company from May 1990 to December 1994. Neither Mr. McManus nor

Mr. Currie was during fiscal 2001 an officer or employee of the Company, and neither has been an officer or employee of the Company. See “Certain Relationships and Related Transactions” below for a discussion of certain relationships and transactions between Mr. Currie and the Company. During fiscal year 2001, no executive officer of the Company (i) served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the board of directors) of another entity, one of whose executive officers served on the Company’s Compensation Committee, (ii) served as a director of another entity, one of whose executive officers served on the Company’s Compensation Committee, or (iii) served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the board of directors) of another entity, one of whose executive officers served as a director of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

      Based upon its review of the copies of reporting forms furnished to the Company, the Company believes that all filing requirements under Section 16(a) of the Securities Exchange Act of 1934, as amended, applicable to its directors, officers and any persons holding ten percent or more of the Company’s Common Stock with respect to the Company’s fiscal year ended December 31, 2001 were satisfied with the exception of Form 5’s related to the annual grant for non-employee directors.

Certain Relationships and Related Transactions

      In March 2001, June 2001, September 2001 and December 2001, we sold and MK GVD Fund, the principal shareholder, purchased 71,038, 70,988 90,090 and 51,546 shares, respectively, of convertible preferred stock, Series BB, CC, EE, and FF, respectively, and warrants under a formula set out in a March 1996 agreement for aggregate proceeds of $1,300,000, $1,150,000, $1,000,000 and $500,000, respectively. The warrants allow MK GVD Fund to purchase 177,595, 117,469, 225,225, and 128,866 shares of our Common Stock for an exercise price of $2.29, $2.03, $1.39 and $1.21 per share respectively. Under the agreement, the number of shares of preferred stock was determined based on the average closing price of our Common Stock for the five trading days ended three days prior to the issuance date, but not to exceed $2.50 per share as converted into common stock. None of the above transactions were underwritten.

      In addition, in August 2001, we received $1,200,000 from MK GVD Fund in exchange for 60,000 shares of our Series DD preferred stock and warrants to purchase 150,000 shares of our common stock at an exercise price of $2.50 per share. The sales of the preferred stock and warrants were deemed to be exempt from registration under the Securities Act of 1933, as amended, in reliance on Section 4(2) of the Securities Act, as transactions by an issuer not involving a public offering.

      Our Board of Directors approved the above transactions. Michael D. Kaufman, a member of our Board of Directors, is the managing general partner of MK GVD Fund, MK Global Ventures and MK Global Ventures II. F Rigdon Currie, a director of the Company, was a limited partner of MK GVD Fund and MK Global Ventures II until he retired in 1998. Mr. Currie continues to have a financial interest in the MK GVD Fund and MK Global Ventures II. However, we believe that the terms and provisions of the above transactions were as fair to us as they could have been if made with unaffiliated third parties.

PROPOSAL TWO

AMENDMENT TO COMPANY’S 2001 STOCK PLAN

      The Company is asking stockholders to approve an amendment (the “Amendment”) to the Company’s 2001 Stock Plan (the “2001 Plan”) to increase the number of shares of the Company’s common stock (“Shares”) reserved for issuance under the 2001 Plan from 780,700 to 1,280,700 so that the Company can continue to use the Plan to achieve the Company’s goals until the Plan terminates. On June 5, 2001, the Board of Directors approved the Amendment to the 2001 Plan, subject to approval from stockholders at the Annual Meeting. Approval of the Amendment requires the affirmative vote of the holders of a majority of shares of

Common Stock and Preferred Stock, voting together, which are present or by proxy and entitled to vote at the Annual Meeting.

      The Company’s named executive officers have an interest in this proposal because they may be granted additional stock options pursuant to the 2001 Plan. If the amendment to the 2001 Plan is approved by the shareholders, the Board of Directors will likely grant stock options to Robert W. Riland III, our President and Chief Executive Officer and Henry Madrid, our Chief Financial Officer.

      A total of 780,700 Shares were previously reserved for issuance under the 2001 Plan. As of October 1, 2002, 566,000 Shares were subject to outstanding awards granted under the 2001 Plan, and 214,700 Shares remained available for any new awards to be granted in the future.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE AMENDMENT TO THE 2001 PLAN ADDING 500,000 SHARES OF COMMON STOCK TO THE POOL OF SHARES RESERVED FOR ISSUANCE THEREUNDER.

      The Company believes strongly that the approval of the Amendment is essential to its continued success. Stock options and other awards such as those provided under the 2001 Plan are vital to the Company’s ability to attract and retain outstanding and highly skilled individuals. Such awards also are crucial to the Company’s ability to motivate employees to achieve the Company’s goals.

Description of the 2001 Plan

      The following paragraphs provide a summary of the principal features of the 2001 Plan and its operation. The following summary is qualified in its entirety by reference to a complete copy of the 2001 Plan which was filed with the Securities and Exchange Commission concurrently with our 2001 Proxy Statement and can be accessed at www.sec.gov as Appendix C to that Proxy Statement.

Background and Purpose of the Plan

      The 2001 Plan permits the grant of the following types of incentive awards: (1) stock options and (2) restricted stock (individually, an “Award”). The Plan is intended to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees and consultants, and to promote the success of the Company’s business.

      The number of shares of the Company’s Common Stock (“Shares”) currently authorized to be issued pursuant to Awards granted under the Plan is 400,000 Shares, plus any Shares that are returned to the 1990 Plan as a result of the termination of options or the repurchase of Shares issued under the 1990 Plan.

Administration of the Plan

      The 2001 Plan may be administered by the Board of Directors or by a committee of the Board (the “Administrator”) constituted to comply with federal and state law applicable to the administration of similar plans, including Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended. The 2001 Plan currently is administered by the Board of Directors. The Administrator has sole discretion, subject to the terms of the 2001 Plan, to select the employees and consultants who will receive Awards, determine the terms and conditions of Awards (for example, the exercise price and vesting schedule), and interpret the provisions of the 2001 Plan and outstanding Awards. Determinations of the Administrator as to all matters of interpretation of the 2001 Plan are final and binding upon all participants of the 2001 Plan and any other holders of Awards.

Eligibility to Receive Awards

      The Administrator selects the employees and consultants who will be granted Awards under the 2001 Plan. The actual number of individuals who will receive an Award under the Plan cannot be determined in advance because the Administrator has the discretion to select the participants.

Stock Options

      A stock option is the right to acquire Shares at a fixed exercise price for a fixed period of time. Under the 2001 Plan, the Administrator may grant nonstatutory stock options and/or incentive stock options (which entitle employees, but not the Company, to more favorable tax treatment). The number of Shares covered by each option will be determined by the Administrator.

      The Administrator has the discretion to determine the exercise price of options. (In rare circumstances, the exercise price of an incentive stock option must be at least 110% of the fair market value of the Shares subject to the option at the time of grant.). An exception is made for options that the Company grants in substitution for options held by employees of companies that the Company acquires (in which case the exercise price preserves the economic value of the employee’s cancelled stock options from his or her former employer). For purposes of the Plan, “fair market value” generally means the closing sale price of the Shares for the day in question. The aggregate fair market value of the Shares (determined on the grant date) covered by incentive stock options which first become exercisable by any participant during any calendar year also may not exceed $100,000.

      The Administrator establishes the vesting schedule of each option at the time of grant. Options become exercisable at the times and on the terms established by the Administrator. Options granted under the 2001 Plan expire at the times established by the Administrator.

      The exercise price of each option granted under the 2001 Plan must be paid in full at the time of exercise. The Administrator may permit payment by cash, check, promissory note, other Shares (with some restrictions), cashless exercises, a reduction in the amount of any Company liability to the optionee, any combination of the foregoing, or any other form of consideration permitted by applicable law. Any taxes required to be withheld must be paid by the participant at the time of exercise.

Restricted Stock

      Awards of restricted stock are Shares that vest in accordance with the terms and conditions established by the Administrator. The number of Shares of restricted stock granted to any employee or consultant will be determined by the Administrator.

      In determining whether an Award of restricted stock should be made, and/or the vesting schedule for any such Award, the Administrator may impose whatever conditions to vesting as it determines to be appropriate.

Participation in the Plan

      The number of Awards that an employee or consultant may receive under the 2001 Plan is in the discretion of the Administrator. As of the date of this Proxy Statement, there has been no determination by the Administrator with respect to future awards under the 2001 Stock Plan. Accordingly, future Awards are not determinable. To date, all Awards under the 2001 Plan have taken the form of stock option grants, accordingly, the following table sets forth (a) the aggregate number of Shares subject to options granted under the 2001 Plan during fiscal year 2001, and (b) the average per Share exercise price of such options.

	Number of Options	Average Per Share
Name of Individual or Group	Granted	Exercise Price

Robert W. Riland III	—	—
President and Chief Executive Officer
J. Richard Ellis	—	—
Former President and Chief Executive Officer
Henry Madrid	—	—
Vice President, Finance and Chief Financial Officer
Robert Cellucci	—	—
Vice President, Operations
Brian Irvine	—	—
Vice President, Engineering
All executive officers, as a group	300,000	$1.96
All directors who are not executive officers, as a group(1)	n/a	n/a
All employees who are not executive officers, as a group	550,500	$1.95

(1) The Company’s non-employee directors are ineligible to participate in the 2001 Plan. Instead, they are eligible to participate in the Company’s 1995 Stock Option Plan for Non-Employee Directors.

Limited Transferability of Awards

      Awards granted under the 2001 Plan generally may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the applicable laws of descent and distribution.

Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale

      Subject to certain restrictions, the number of Shares which have been authorized for issuance under the Plan, the number of Shares covered by each outstanding Award and the exercise price of each Award will be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination, reclassification or other similar change in the Company’s capital structure effected without the receipt of consideration. Such adjustment will be made by the Company’s Board of Directors, whose determination will be final, binding and conclusive.

      In the event of a proposed liquidation or dissolution, the Administrator will notify any optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator may, in its discretion, provide that each optionee shall have the right to exercise all of the optionee’s options, including those not otherwise exercisable, until the date fifteen (15) days prior to the consummation of the liquidation or dissolution. In addition, the Administrator may provide that any restrictions applicable to Shares purchased upon the exercise of an option or to grants of Restricted Stock will lapse as to such Shares if the proposed transaction takes place in the time and manner contemplated. To the extent an option has not previously been exercised, it will terminate immediately prior to the consummation of such liquidation or dissolution.

      In the event of a merger of the Company with or into another corporation or a change of control (as defined in the 2001 Plan), each Award will be assumed or an equivalent option or right substituted by the successor corporation. In the event the successor corporation does not agree to assume or substitute for the Award, the participant shall fully vest in and have the right to exercise such option, including shares not otherwise exercisable, and any restrictions applicable to any Shares purchased upon exercise of an Option or subject to a grant of Restricted Stock shall lapse as to all such Shares. If an option becomes fully vested and exercisable in lieu of assumption or substitution, the Administrator will notify the optionee that the option is fully exercisable for fifteen (15) days from the date of such notice and that the option terminates upon expiration of such period.

Amendment and Termination

      The Board of Directors may amend, alter, suspend or terminate the Plan at any time and for any reason. However, the Company will obtain stockholder approval for any amendment to the 2001 Plan to the extent necessary and desirable to comply with applicable law. No such amendment, alteration, suspension or termination of the Plan may impair the rights of any participant without his or her consent. Unless terminated earlier, the 2001 Plan will terminate on August 17, 2011.

Federal Tax Aspects

      The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and the Company of Awards granted under the 2001 Plan. Tax consequences for any particular individual may be different.

      Nonstatutory Stock Options. No taxable income is reportable when a nonstatutory stock option is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the Shares purchased over the exercise price of the option. Any additional gain or loss recognized upon any later disposition of the Shares would be capital gain or loss.

      Incentive Stock Options. No taxable income is reportable when an incentive stock option is granted or exercised (except for purposes of the alternative minimum tax, in which case taxation is the same as for nonstatutory stock options). If the participant exercises the option and then later sells or otherwise disposes of the Shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the Shares before the end of the two- or one-year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the Shares on the exercise date (or the sale price, if less) minus the exercise price of the option.

      Restricted Stock. A participant will not have taxable income upon grant unless he or she elects to be taxed at that time. Instead, he or she will recognize ordinary income at the time of vesting equal to the fair market value (on the vesting date) of the Shares or cash received minus any amount paid for the Shares.

      Tax Effect for the Company. The Company generally will be entitled to a tax deduction in connection with an Award under the Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option). Special rules limit the deductibility of compensation paid to the Company’s Chief Executive Officer and to each of the Company’s four most highly compensated executive officers.

PROPOSAL THREE

APPOINTMENT OF AUDITORS

      The Board of Directors has approved a resolution retaining PricewaterhouseCoopers LLP as its independent auditors for the fiscal year ending December 31, 2002. PricewaterhouseCoopers LLP has audited the Company’s financial statements since 1989. A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting and will have an opportunity at the meeting to make a statement if he desires to do so and will be available to respond to appropriate questions.

      The Board of Directors has conditioned its appointment of its independent auditors upon receiving the affirmative vote of a majority of the shares represented, in person or by proxy, and voting at the Annual Meeting. In the event the shareholders do not approve the selection of PricewaterhouseCoopers LLP, the Board of Directors will reconsider the appointment of independent auditors.

Fees Billed to Us by PricewaterhouseCoopers LLP During Fiscal 2001

     Audit Fees

      Audit fees billed to us by PricewaterhouseCoopers LLP during our 2001 fiscal year for review of our 2000 annual financial statements and the financial statements included in our quarterly reports were $116,000.

      Audit fees billed to us by PricewaterhouseCoopers LLP in connection with our acquisition of NSM Storage GmbH were $157,000.

     Financial Information Systems Design and Implementation Fees

      We did not engage PricewaterhouseCoopers LLP to provide advice to us regarding financial information systems design and implementation during our 2001 fiscal year.

     All Other Fees

      There were no other fees billed to us by PricewaterhouseCoopers LLP during our 2001 fiscal year for any other services.

      Our Audit Committee has considered and believes that the services to our company provided by PricewaterhouseCoopers LLP are compatible with maintaining the independence of PricewaterhouseCoopers LLP.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S AUDITORS.

REPORT OF THE AUDIT COMMITTEE

      Our Audit Committee oversees our financial reporting process on behalf of the Board of Directors in accordance with its charter which was adopted in June 2000. A copy of the charter was filed with the Securities and Exchange Commission as Appendix A to our 2001 Proxy Statement which can be accessed at www.sec.gov. Our management team has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed with our management team the audited financial statements in our Annual Report on Form 10-K and discussed the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. Each member of our Audit Committee qualifies as an independent director under the current listing standards of the Nasdaq SmallCap Market.

      The Audit Committee reviewed with our independent auditors, who are responsible for expressing an opinion on the conformity of our audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of our accounting principles and other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee has discussed with the independent auditors the auditors’ independence from us including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of non-audit services with the auditors’ independence.

      The Audit Committee discussed with independent auditors the overall scope and plans for their audits. The Audit Committee meets with independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting.

      In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and

Exchange Commission. The Audit Committee and the Board have also recommended, subject to shareholder approval, the selection of our independent auditors for fiscal 2002.

      Report submitted by: Michael McManus, Frank Connors and Arch McGill.

SHAREHOLDER PROPOSALS

      Any shareholder desiring to submit a proposal for action at the 2003 Annual Meeting of Shareholders which is desired to be presented in the Company’s Proxy Statement with respect to such meeting should arrange for such proposal to be delivered to the Company at its principal executive offices no later than April 15, 2003. Any such proposal must be submitted in writing to the attention of the Company’s Corporate Secretary at 372 Turquoise Street, Milpitas, California 95035. Matters pertaining to such proposals, including the number and length thereof, the eligibility of persons entitled to have such proposals included and other aspects, are regulated by the Securities Exchange Act of 1934, as amended, the Rules and Regulations of the Commission and other laws and regulations to which interested persons should refer. If the Company is not notified of a shareholder proposal by June 30, 2003, then the proxies held by the management of the Company may provide the discretion to vote against such shareholder proposal, even though such proposal is not discussed in the proxy statement.

OTHER MATTERS

      Management is not aware of any other matters to come before the meeting. If any other matter not mentioned in this Proxy Statement is brought before the meeting, the persons named in the enclosed form of proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.

By Order of the Board of Directors
Robert W. Riland III
Chairman of the Board, President and
Chief Executive Officer

October 11, 2002

      The Annual Report to Shareholders of the Company for the fiscal year ended December 31, 2001 is being mailed concurrently with this Proxy Statement to all shareholders of record as of October 16, 2002. The Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is to be made.

      COPIES OF THE COMPANY’S ANNUAL REPORT TO THE COMMISSION ON FORM 10-K WILL BE PROVIDED TO SHAREHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO THE CHIEF FINANCIAL OFFICER, AT DISC, INC., 372 TURQUOISE STREET, MILPITAS, CALIFORNIA 95035.

DISC, Inc.
PROXY SOLICITED BY THE BOARD OF DIRECTORS
ANNUAL MEETING OF THE SHAREHOLDERS
November 21, 2002

     The undersigned shareholder of DISC, Inc., a California corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and the Proxy Statement, each dated October 11, 2002, and hereby nominates, constitutes and appoints Robert W. Riland III and Henry Madrid, and each of them individually, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of the Company which the undersigned is entitled to represent and vote at the 2002 Annual Meeting of Shareholders of the Company to be held at the Company’s principal executive offices, 372 Turquoise Street, Milpitas, California, on November 21, 2002, at 9:00 A.M., and at any and all adjournments thereof, as fully as if the undersigned were present and voting at the meeting, as follows:

(CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)

FOLD AND DETACH HERE

     Please mark your vote as [X] indicated in this example.

     THE DIRECTORS RECOMMEND A VOTE “FOR” THE FOLLOWING:

1.	ELECTION OF DIRECTORS:

_______	FOR all nominees listed below (except as indicated)

_______	WITHHOLD authority to vote for all nominees listed below.

     If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list below:

     Robert W. Riland III, Frank T. Connors, Michael D. Kaufman, F Rigdon Currie, Arch J. McGill, Michael A. McManus, Jr.

		FOR	AGAINST	ABSTAIN
2.	AMENDMENT TO THE COMPANY’S 2001 STOCK PLAN	[ ]	[ ]	[ ]

3.	APPROVAL OF APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS	[ ]	[ ]	[ ]

4.	IN THEIR DISCRETION, ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF	[ ]	[ ]	[ ]

IMPORTANT—PLEASE SIGN AND DATE AND RETURN PROMPTLY

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER ON THIS SIDE. WHERE NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED “FOR” THE ELECTION OF THE DIRECTORS NAMED ON THIS SIDE OF THIS PROXY, “FOR” THE INCREASE IN THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE UNDER THE COMPANY’S 2001 STOCK PLAN TO 1,280,700, “FOR” APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING. THIS PROXY CONFERS DISCRETIONARY AUTHORITY TO CUMULATE VOTES FOR ANY AND ALL OF THE NOMINEES FOR ELECTION OF DIRECTORS FOR WHICH AUTHORITY TO VOTE HAS NOT BEEN WITHHELD.

WHETHER OR NOT YOU PLAN TO ATTEND THIS
MEETING, YOU ARE URGED TO SIGN AND RETURN
THIS PROXY, WHICH MAY BE REVOKED AT ANY TIME
PRIOR TO ITS USE.

Signature(s)	Date

Print Name(s)

     NOTE: Please sign your name exactly as it appears hereon. Executors, administrators, guardians, officers of corporations, and others signing in a fiduciary capacity should so indicate and state their full titles as such. If shares are held by joint tenants or as community property, each holder should sign.

FOLD AND DETACH HERE